Exhibit 10.3

IBM SAVINGS PLAN

(As Amended and Restated as of January 1, 2005)

AMENDMENT No. 1

Instrument of Amendment

Recitals:

International Business Machines Corporation (“IBM”) has established and maintains the IBM Savings Plan (“the Plan”), a qualified retirement plan that meets the requirements of Section 401(a) of the Internal Revenue Code (“the Code”) and that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code.

In accordance with Section 13.01 of the Plan, IBM has reserved the right to amend the Plan at any time and from time to time.

IBM amended and restated the Plan, effective as of January 1, 2005.

IBM has determined to amend the Plan, as heretofore restated, in the manner set forth in this Instrument of Amendment, to be effective as specified herein.

Amendment:

1.             Section 1.14 is amended in its entirety, effective October 25, 2005, to read as follows:

1.14         “Committee” means the Retirement Plans Committee of IBM, which shall consist of the individuals with the following positions (or successor positions) at IBM: Senior Vice President and Chief Financial Officer; Senior Vice President, Human Resources; Vice President & Treasurer; and Senior Vice President & General Counsel.

2.             Section 1.30 is amended in its entirety, effective October 25, 2005, to read as follows:

1.30         “Fund” or “Investment Fund” means the IBM Stock Fund and the other separate funds authorized by the Committee in accordance with Section 5.01(c) in which Plan assets are invested.  Amounts invested under the Mutual Fund Window Program, effective as of January 1, 2005, shall not be deemed to be invested in any of the Investment Funds.

3.             Section 1.35 is amended in its entirety, effective October 25, 2005, to read as follows:

1.35         “IBM Stock Fund” means the Investment Fund of the Plan that is invested in the common stock of IBM, in accordance with Section 5.01(b) and which shall be included within the ESOP.

4.             Section 4.02(a)(i) is amended in its entirety, effective October 25, 2005, to read as follows, in order to eliminate the last sentence which duplicates the rule set forth in Section 4.02(a)(v):

(a)           (i)            Each Employer shall contribute, out of its Profits, on behalf of each of its Participants who is not a 401(k) Pension Program Participant and who elects to make Deferred Cash Contributions, an amount equal to 50% of the Deferred Cash Contributions made on behalf of the Participant to the Plan during each payroll period, provided, however, that for this purpose Deferred Cash Contributions in excess of 6% of the Participant’s Compensation for a payroll period shall not be taken into account.  In no event shall the Matching Contributions pursuant to this Section with respect to a Plan Year exceed 3% of the Participant’s Compensation while a Participant during such Plan Year.

5.             Section 4.06(d) is amended in its entirety, effective January 1, 2006, to read as follows:

(d)           For Plan Years commencing after December 31, 2001, and before January 1, 2006, the Actual Deferral Percentage Test described in this Section shall be applied separately with respect to Deferred Cash Contributions that are deemed, pursuant to Section 4.01(a) to be contributions to the ESOP and with respect to Deferred Cash Contributions that are not deemed to be contributions to the ESOP.

6.             Section 4.07(d) is amended in its entirety, effective January 1, 2006, to read as follows:

(d)           For Plan Years commencing after December 31, 2001 and prior to January 1, 2004, the Actual Contribution Percentage Test described in this Section shall be applied separately with respect to Employer Matching Contributions that are deemed, pursuant to Section 4.02(a) to be contributions to the ESOP and with respect to Employer Matching Contributions that are not deemed to be contributions to the ESOP.   For Plan Years commencing after December 31, 2003, and before January 1, 2006, the Actual Contribution Percentage Test described in this Section shall be applied separately (i) with respect to the sum of Employer Matching Contributions that are deemed, pursuant to Section 4.02(a), to be contributions to the ESOP and After-Tax Contributions that are deemed, pursuant to Section 4.01(h)(iii), to be contributions to the ESOP, and (ii) with respect to the sum of Employer Matching Contributions and After-Tax Contributions that are not deemed to be contributions to the ESOP.

7.             Section 5.01 is amended in its entirety, effective October 25, 2005, to read as follows:

5.01         Investment Funds

(a)           The assets of the Plan shall be invested in one or more Investment Funds, except to the extent such assets are invested in accordance with the Mutual Fund Window Program.

(b)           The IBM Stock Fund shall be one of the Investment Funds and shall constitute the ESOP.

(i)            The IBM Stock Fund shall not be a managed Investment Fund and shall be invested, to the maximum extent practicable, entirely in the common stock of IBM at all times, except to the extent that cash may be required to make distributions under the Plan, to pay expenses, or to meet other short-term needs.

(ii)           IBM, the settlor of the ESOP, intends the ESOP to offer eligible employees opportunities to invest indirectly in the common stock of IBM and to participate in the performance of the common stock of IBM on terms similar to those that apply to IBM shareholders.  IBM intends the ESOP to offer such opportunities over an indefinite period of time during which the performance of the common stock of IBM could vary widely.  IBM intends the ESOP to continue to offer such opportunities under all market conditions and regardless of the current, recent, or historical performance of IBM or the common stock of IBM (for example, regardless of whether, over any period of time (of whatever duration), IBM pays dividends to its shareholders and regardless of whether, over any period of time (of whatever duration), the market price of the common stock of IBM (A) rises or falls, (B) is volatile or stable, or (C) is high or low in relation to any reference point).  IBM recognizes that an investment in an undiversified fund, such as the ESOP, is subject to greater risk than is an investment in a diversified fund, and IBM expects eligible employees to take that greater risk into account when deciding whether to participate (or to continue participating) in the ESOP.

(iii)          Because the purpose of the ESOP is to offer eligible employees opportunities to invest indirectly in the common stock of IBM and to participate in the performance of such stock on terms similar to those that apply to IBM’s shareholders, the Plan’s fiduciaries and administrators shall not (A) disclose material non-public information regarding IBM or the common stock of IBM to the Plan, to the Trustee or other Plan fiduciaries, or to Plan participants, beneficiaries, or alternate payees before such information is publicly disclosed or (B) based on such non-public information (and before such information is publicly disclosed), cause the Plan, the Trustee or other Plan fiduciaries, or Plan participants, beneficiaries, or alternate payees to take any action with respect to the common stock of IBM (such as buying or selling IBM stock or directing funds into or out of the IBM Stock Fund).

(c)           The Committee shall designate the other Investment Funds from time to time.  The Investment Funds authorized by the Committee may include such equity funds, international equity funds, fixed income funds, money market funds, and other funds as the Committee, in its discretion, elects.  Each Investment Fund authorized by the Committee under this Section 5.01(c) shall be managed by the Trustee or one or more Investment Managers appointed by the Committee in accordance with Section 11.03(a)(i).

(d)           The Trustee or Investment Manager responsible for managing an Investment Fund authorized by the Committee under Section 5.01(c) may allocate such portion of such Investment Fund as it deems necessary or desirable in its sole discretion to cash or cash equivalents, subject to any applicable limitations specified in the applicable trust agreement or investment management agreement.

(e)           Dividends, interest, and other distributions received on the assets held by the Trustee in respect to each of the above Investment Funds shall be reinvested in the respective Fund, except to the extent otherwise provided in Section 5.09.

8.             Section 5.08 is amended in its entirety, effective October 25, 2005, to read as follows:

5.08         ERISA Section 404(c) Compliance

This Plan, including its constituent ESOP, is intended to constitute a plan described in Section 404(c) of ERISA.

9.             The reference to “Section 5.01(c)” in Section 5.09(e) is revised to read “Section 5.01(e),” effective October 25, 2005.

10.           Section 11.01(a) is amended in its entirety, effective October 25, 2005, to read as follows:

11.01       Named Fiduciaries

(a)           The following persons and groups of persons shall severally have the authority to control and manage the administration of the Plan and shall each be a named fiduciary with respect to the Plan, within the meaning of Section 402(a) and 403(a)(1) of ERISA:

(i)            the Committee; and

(ii)           the Plan Administrator and, if the Plan Administrator is constituted as a committee, pursuant to Section 11.04(a), each member of such committee.

11.           Section 11.02 is amended in its entirety, effective October 25, 2005, to read as follows:

11.02       Authority of the Board of Directors

The Board of Directors, or a committee thereof that the Board may designate from time to time, expressly reserves the following settlor (i.e., non-fiduciary) powers, functions, and authority:

(i)            the power to terminate the Plan pursuant to Section 13.04; and

(ii)           the power to amend the Plan in any manner pursuant to Section 13.01.

12.           Section 11.03 is amended in its entirety, effective October 25, 2005, to read as follows:

11.03       Responsibilities of Committee

(a)           The Committee shall be responsible for:

(i)            the appointment, retention, and removal of:

(A)          the Trustee that holds the assets of the Fund, and

(B)           the Trustee or Investment Managers that direct or manage the investment, acquisition, and disposition of the assets of the Fund or of any Investment Fund;

(ii)           the establishment and amendment of investment policies and guidelines for the Plan, provided, however, that the Committee, in its sole discretion, may delegate all or part of such responsibility to the Trustee or Investment Managers, or to employees of IBM, or to Participants;

(iii)          the review of the performance of the Plan Administrator, the Trustee, the Investment Managers, and any others appointed by it at such times as the Committee determines; and

(iv)          the establishment of such rules as it may deem appropriate for the conduct of its business with respect to the Plan.

(b)           The Committee may, by duly adopted resolution, delegate to the Plan Administrator, or any officer or employee of IBM, the authority to carry out any decision, resolution, directive, or delegation of the Committee.  The Committee may, by duly adopted resolution, delegate to the Treasurer of IBM the authority granted to the Committee under subsection (a)(i)(B) or Section 5.01(c).

13.           Section 11.04 is amended in its entirety, effective October 25, 2005, to read as follows:

11.04       Appointment of Plan Administrator

(a)           The Committee shall appoint one or more persons employed by IBM in the capacity of Assistant Controller, Vice President in Human Resources, Managing Director of U.S. Retirement Funds, or such other person or persons holding comparable positions as it deems appropriate in its discretion, to serve as the Plan Administrator, or to comprise a committee that shall serve as the Plan Administrator, the members of which committee may be authorized to act jointly or severally.

(b)           The Committee shall appoint and designate other employees of IBM as may be needed to provide adequate staff support and services to the Committee and the Plan Administrator.

14.           Section 11.05(c) is amended in its entirety, effective October 25, 2005, to read as follows:

(c)           The Plan Administrator shall report to the Committee on its activities at such times as the Committee determines.

15.           Section 11.05(e) is amended in its entirety, effective October 25, 2005, to read as follows:

(e)           The Plan Administrator, in its discretion, may delegate to others responsibility and authority for discharging any or all of the functions assigned to it by the Plan, except for the functions enumerated in Sections 13.01(c) and 14.09.

16.           Section 11.06(b) is amended in its entirety, effective October 25, 2005, to read as follows:

(b)           The expenses for professional or administrative services engaged pursuant to subsection (a) shall be paid out of the assets of the Trust, in accordance with Section 12.03, except to the extent that such expenses are paid by the Employer.

17.           The text of Section 11.07 is deleted in its entirety, effective October 25, 2005, and Section 11.07 is reserved for future use.

18.           Section 11.10 is amended in its entirety, effective October 25, 2005, to read as follows:

11.10       Limitation of Liability

To the maximum extent permitted by IBM’s by-laws, as amended from time to time, IBM shall indemnify each member of the Committee, the Plan Administrator, and each director, officer, and employee or agent of the Employer against any expenses and liabilities that such person may incur as a result of any act or failure to act, in good faith, by such person in relation to the Plan or the funds of the Plan.

19.           Section 12.01 is amended in its entirety, effective October 25, 2005, to read as follows:

12.01       Trust Agreement

All the funds of the Plan shall be held by Trustee appointed from time to time by the Committee under a trust agreement adopted, or as amended, by the Committee for use in providing the benefits of the Plan and paying Plan expenses as described in Section 12.03.  The Employer shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee.

20.           Article 12 is amended, effective October 25, 2005, by inserting immediately after Section 12.02 the following new Section 12.03:

12.03       Expenses

The reasonable expenses incurred in the administration of the Plan, including fees for professional services and the costs of such other technical or clerical assistance as may be required, shall be paid out of the Trust Fund except to the extent that the Employer pays such expenses.  If such expenses are paid by the Employer, the Employer shall be entitled to reimbursement from the Trust Fund if the Employer so requests.  Reimbursement from the Trust  Fund shall be available even where, at the time of the Employer’s initial payment of the expense it is not clear that the Employer may lawfully seek reimbursement from the Trust Fund, but the Employer’s legal right to reimbursement from the Trust Fund is later clarified.  The Employer may choose to pay expenses initially and to obtain reimbursement from the Trust Fund many years after the Employer pays the expenses. Such delayed reimbursements are permissible.

21.           Section 13.01 is amended in its entirety, effective October 25, 2005, to read as follows:

13.01       Amendment of Plan

(a)           The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan.

(b)           The Committee shall have the authority to amend in whole or in part any or all provisions of the Plan at any time and from time to time, and retroactively if deemed necessary or appropriate, provided, that the Board of Directors may, in its discretion, limit the authority of the Committee and in no event may the Committee:

(i)            approve any Plan amendment or take any other settlor action that disproportionately benefits IBM corporate officers (such as by approving that a new award or other form of compensation be included in Compensation only for IBM corporate officers);

(ii)           approve any Plan amendment, or any series of amendments adopted within any 12 month period, that affects projected cash flow by more than $100,000,000 in a single year;

(iii)          take any settlor actions materially inconsistent with prior actions of the Board of Directors or any committee thereof; or

(iv)          revise the procedures for amending the Plan.

(c)           The Plan Administrator shall have the authority to adopt amendments to the Plan that:

(i)            may be required to maintain the qualified status of the Plan under Section 401(a) of the Code and the tax-exempt status of the Trust under Section 501(a) of the Code, or

(ii)           relate to the compliance of the Plan with the requirements of the Code and constitute an election permitted by any section of the Code, or Regulations or rulings thereunder, or

(iii)          have the effect of modifying the optional forms of distribution provided under any special rules adopted pursuant to Section 13.02(d),

and shall have such additional authority to amend the Plan as may be delegated to it by the Committee.  Any such amendment shall be effective as specified by the Plan Administrator and may be given retroactive effect to the extent required or permitted by Section 401(b) of the Code and Regulations and rulings thereunder, provided, however, that any amendment described in paragraph (iii) shall not be effective with respect to a Participant who receives or commences to receive a distribution from the Plan within 90 days after the date on which he is notified of the adoption of such amendment and provided further, that the Plan Administrator may not adopt an amendment to the Plan that, pursuant to subsection (b), could not be adopted by the Committee.

(d)           No amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan or the payment of reasonable Plan administration expenses.

(e)           No amendment shall be made which has the effect of decreasing the balance of the Account of any Participant or of reducing the nonforfeitable percentage of the balance of the Account of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted, or if later, the date on which the amendment becomes effective.

22.           Article 14 is amended, effective October 25, 2005, by inserting immediately after Section 14.08 the following new Sections 14.09 and 14.10:

14.09       Limitation of Time for Filing Claims in Court

Effective October 25, 2005, neither

(a)           a claim or action to recover benefits allegedly due under the provisions of the Plan or by reason of any law, nor

(b)           a claim or action to enforce rights under the Plan, nor

(c)           a claim or action to clarify rights to future benefits under the Plan, nor

(d)           any other claim or action that (I) relates to the Plan and (II) seeks a remedy, ruling, or judgment of any kind against the Plan, the Plan Administrator, a Plan fiduciary (within the meaning of Section 3(21) of ERISA), or a party in interest (within the meaning of Section 3(14) of ERISA) with respect to the Plan may be filed in any court—

(i)            Until the claimant has exhausted the administrative review procedure set forth in Section 11.05(a) or Section 5A.08; and

(ii)           Unless such claim or action is filed in a court with jurisdiction over such claim or action no later than two years after:

(A) in the case of a claim or action to recover benefits, the date the first benefit payment was actually made or was allegedly due, whichever is earlier;

(B) in the case of a claim or action to enforce a right, the date the Plan Administrator or its delegate first denied the claimant’s request to exercise such right, regardless of whether such denial occurred during administrative review pursuant to Section 11.05(a) or 5A.08;

(C) in the case of a claim or action to clarify rights to future benefits, the date the Plan Administrator first repudiated its alleged obligation to provide such future benefits, regardless of whether such repudiation occurred during administrative review pursuant to Section 11.05(a) or 5A.08; or

(D) in the case of any other claim or action described in clause (d), above, the earliest date on which the claimant knew or should have known of the material facts on which such claim or action is based;

provided that if a request for administrative review pursuant to Section 11.05(a) or 5A.08 is pending before the claims administrator designated by the Plan Administrator to review such claims when the two-year period described in this paragraph (ii) expires, the deadline for filing such claim or action in a court with proper jurisdiction shall be extended to the date that is 60 calendar days after the final denial of the claim on administrative review.

The period described by paragraph (ii), above, is hereafter referred to as the “Applicable Limitations Period.”  The Applicable Limitations Period replaces and supersedes any limitations period that might otherwise be deemed applicable under state or federal law in the absence of this Section 14.09.  Except as provided in the following two sentences, a claim or action filed after the expiration of the Applicable Limitations Period shall be deemed time-barred.  The Plan Administrator shall have discretion to extend the Applicable Limitations Period upon a showing of exceptional circumstances that, in the opinion of the Plan Administrator, provide good cause for an extension.  The exercise of this discretion is committed solely to the Plan Administrator, and is not subject to review.  Notwithstanding the foregoing, neither paragraph (ii), above, nor the Applicable Limitations Period shall apply to an action governed by Section 413 of ERISA.

14.10       Class Action Forum

(a)           To the fullest extent permitted by law, any putative class action lawsuit brought in whole or in part under Section 502 of ERISA (or any successor provision) and relating to the Plan, the lawfulness of any Plan provision, the administration of the Plan, the management, investment, or handling of Plan assets, or the performance or non-performance of Plan fiduciaries or administrators shall be filed in one of the following jurisdictions: (i) the jurisdiction in which the Plan is principally administered, which is currently New York State, or (ii) the jurisdiction in which the largest number of putative class members resides (or if that jurisdiction cannot be determined, the jurisdiction in which the largest number of class members is reasonably believed to reside).

(b)           If any putative class action within the scope of subsection (a) above is filed in a jurisdiction other than one of those described in subsection (a), or if any non-class action filed in such a jurisdiction is subsequently amended or altered to include class action allegations, then the Plan, all parties to such action that are related to the Plan (such as a Plan fiduciary, administrator, or party in interest), and all alleged Plan participants and beneficiaries shall take all necessary steps to have the action removed to, transferred to, or re-filed in a jurisdiction described in subsection (a). Such steps may include, but are not limited to, (i) a joint motion to transfer the action, or (ii) a joint motion to dismiss the action without prejudice to its re-filing in a jurisdiction described in subsection (a), with any applicable time limits or statutes of limitations applied as if the suit or class action allegation had originally been filed or asserted in a jurisdiction described in subsection (a) at the same time that it was filed or asserted in a jurisdiction not described therein.

(c)           This forum selection provision is waived if no party invokes it within 120 days of the filing of a putative class action or the assertion of class action allegations.

(d)           This provision does not relieve any putative class member from any obligation existing under the Plan or by law to exhaust administrative remedies before initiating litigation.

Exhibit 10.3

IBM SAVINGS PLAN

(As Amended and Restated effective as of January 1, 2005)

AMENDMENT No. 2

Instrument of Amendment

Recitals:

International Business Machines Corporation (“IBM”) has established and maintained the IBM Savings Plan (“the Plan”), a qualified retirement plan that meets the requirements of Section 401(a) of the Internal Revenue Code (“the Code”) and that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code.

In accordance with Section 13.01 of the Plan, IBM has reserved the right to amend the Plan at any time and from time to time.

IBM most recently amended and restated the Plan, effective as of January 1, 2002 and has since further amended the Plan.

IBM has determined to amend the Plan, as heretofore amended, in the manner set forth in this Instrument of Amendment, to be effective as specified herein.

Amendment:

1.             Article 1 is amended, effective as of January 1, 2005,  by inserting immediately after Section 1.50 the following new Section 1.50A:

1.50A     “Stable Value Fund” means an Investment Fund that is invested in contractual instruments, including, without limitation, a fund of guaranteed investment contracts or a fund that includes benefit-responsive contracts that are determined by the Investment Manager of such fund to be “synthetic guaranteed investment contracts”.

2.             Section 4.01(a) is amended, effective as of January 1, 2005, by deleting the eighth and ninth sentences and by inserting in lieu thereof the following new sentences:

Effective January 1, 2005, a Participant may make separate Deferred Cash Contribution Elections with respect to that portion of his Compensation that is not Variable Pay and with respect to (i) any portion of his Compensation that is Variable Pay paid under a program maintained by an Employer for Non-Executive Employees or (ii) any portion of his Compensation that is Variable Pay paid under a program maintained by an Employer for Executive Employees and attributable to any period of employment in which the Participant was a Non-Executive.  Effective January 1, 2005, and except as provided in the preceding sentence, a Participant’s Deferred Cash Contribution Election shall apply to his Compensation, and shall be effective with respect to any portion of his Compensation, as determined without regard to any Variable Pay paid under any program maintained by an Employer for Executive Employees.

3.             Section 4.03(a) is amended, effective as of July 8, 2005, by adding at the end thereof the following new sentence:

                For purposes of this subsection, a distribution made or deemed to be made to a Participant who is then a Regular Employee to which the Participant is entitled on account of his status as an alternate payee or surviving spouse under the terms of the plan from which such distribution is made shall be treated in the same manner as if he were entitled to such a distribution on account of his status as a participant in such plan.

4.             Section 4.03(b) is amended, effective as of July 8, 2005, by adding at the end thereof the following new sentence:

For purposes of this subsection, a distribution made or deemed to be made to a Participant who has terminated employment with the Employer to which such Participant is entitled on account of his status as an alternate payee or surviving spouse under the terms of the retirement plan sponsored by IBM from which such distribution is made shall be treated in the same manner as if he were entitled to such a distribution on account of his status as a participant in such plan and the Plan shall be treated in the same manner as any other retirement plan sponsored by IBM.

5.             Section 5.02 is amended, effective as of January 1, 2006, by adding at the end thereof the following new subsection (d):

(d)           An election pursuant to subsection (a) shall be subject to the provisions of Section 5.05 and 13.02(f).

6.             Section 5.04 is amended, effective as of January 16, 2006, by adding at the end thereof the following new subsections (e) and (f):

(e)           A Participant who makes an election pursuant to subsection (a) (an “initial election”) to reallocate any portion of his Account from an Investment Fund (“a transferor Investment Fund”) to any other Investment Fund shall not be permitted to make another election pursuant to subsection (a) under which any portion of his Account would be allocated to such transferor Investment Fund, for a period of 30 days after such initial transfer election.  For purposes of this subsection, (i) any Investment Fund that is invested primarily in money market instruments and any Investment Fund that is a Stable Value Fund shall not be deemed a transferor Investment Fund and (ii) an election pursuant to subsection (a) shall not be deemed an initial transfer election, to the extent that such election reallocates a portion of a Participant’s Account from a Fund described in clause (i).

(f)            Elections pursuant to subsection (a) shall be subject to the provisions of Sections 5.05 and 13.02(f).

7.             Section 5.05 is amended in its entirety, effective January 1, 2006, to read as follows:

5.05        Limitations on Investment Elections and Investment Reallocations Imposed by Contract or by Plan Administrator

(a)           Notwithstanding anything in this Article to the contrary, an investment of any portion of an Account in a Stable Value Fund shall be subject to any and all terms of the guaranteed investment contracts and benefit responsive contracts held in such Stable Value Fund, including any limitations therein placed on the right of a Participant to reallocate such amounts pursuant to Section 5.04(a) or on the exercise of any rights otherwise granted to a Participant under any other provisions of this Plan with respect to such amounts.

(b)           Notwithstanding anything in this Article to the contrary, the Plan Administrator may impose temporary restrictions on investment elections pursuant to Section 5.02 and reallocations pursuant to Section 5.04, in order to prevent or limit the investment of additional amounts in any Investment Fund, by all Participants or by any class of Participants, as determined on a nondiscriminatory basis, when the Plan Administrator determines, in its sole discretion, but after consultation with the Investment Manager of the Investment Fund, that such restrictions are necessary to preserve the equitable treatment of those Participants who have theretofore invested a portion of their Accounts in such Investment Fund.

8.             Section 5A.05(a)(i) is amended, effective as of January 1, 2005, to read as follows:

(i)            the Participant’s attained age on the last day of the calendar year prior to the calendar year for which the premium is being determined;

9.             Section 5A.06(a) is amended in its entirety, effective as of January 1, 2005,  to read as follows:

(a)           In the event that a Participant who is covered under the Disability Protection Program becomes Totally and Permanently Disabled and remains Totally and Permanently Disabled at the conclusion of any  elimination period provided for under the Disability Insurance Policy, then monthly benefits shall commence to be paid in accordance with the terms of the Disability Insurance Policy and shall continue to be paid until terminated in accordance with the terms of the Disability Insurance Policy.

10.           Section 5A.07(d) is amended in its entirety, effective as of January 1, 2005, to read as follows:

(d)           any event specified in the Disability Insurance Policy or the Certificate of Disability Insurance as an event that shall cause the termination of coverage.

11.           Section 5A.07 is further amended, effective as of January 1, 2005, by deleting therefrom subsections  (e), (f), and (g).

12.           Section 5A.08(b) is amended in its entirety, effective as of January 1, 2005, to read as follows:

(b)           The terms of the Disability Protection Program shall be subject to the provisions of the Disability Insurance Policy and the Certificate of Disability Insurance, which are incorporated by reference.  A Participant’s eligibility for coverage under the Disability Protection Program and entitlement to benefits under the Disability Protection Program shall be subject to the conditions, restrictions and limitations contained in the Disability Insurance Policy and the Certificate of Disability Insurance, regardless of whether such conditions, restrictions, or limitations are specifically set forth in this Article 5A.  In the event of a conflict between (i) the provisions of this Article 5A and (ii) the Disability Insurance Policy or the Certificate of Disability Insurance, the latter shall be given effect.

13.           Section 6.02(a) is amended in its entirety, effective as of January 1, 2005, to read as follows:

(a)           The value of a unit in each Fund shall be determined on each Valuation Date by dividing the investment value of the assets in that Fund on that date by the total number of units in that Fund.  For purposes of this subsection, the investment value of the assets of a Fund shall be the current market value, determined after taking into account any brokerage fees and transfer taxes applicable to purchases and sales for that Fund made since the previous Valuation Date and any other expenses either paid from or accrued to such Fund since the previous Valuation Date and by excluding, on each Valuation Date after the first, the contributions that are to be credited to Accounts in such Fund as of such Valuation Date, provided, however, that the investment value of a Stable Value Fund shall be the contract value of its assets, determined by taking into account contributions made to investment contracts, investment earnings, participant withdrawals and administrative expenses.  The valuation of units in each Fund shall be performed by the party so directed by the Plan Administrator and shall be conclusive.

14.           Section 8.02(b) is amended effective as of January 1, 2005, by deleting all that follows the semicolon at the end of clause (iv), by inserting new clauses (v), (vi) and (vii), and by inserting at the end thereof two  new sentences, as follows:

(v)           payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents, as defined in Section 152 of the Code;

(vi)          expenses for the repair of damage to the Participant’s principal residence that would qualify for treatment as a casualty loss within the meaning of Section 165(c)(3) of the Code; or

(vii)         any circumstance that is permitted to be treated as a deemed immediate and heavy financial need in accordance with guidance prescribed by the Internal Revenue Service, pursuant to Section 1.401(k)-1(d)(3)(v) of the Regulations.

For purposes of clauses (i), (iii) and (v) of the foregoing sentence, references to Section 152 of the Code shall not include subsections (b)(1), (b)(2), or (d)(1) thereof.

In the event that the requested withdrawal is on account of expenses, debts, or obligations other than those with respect to which the Plan Administrator shall presume the existence of an immediate and heavy financial need, then the Plan Administrator shall make a determination regarding the existence of an immediate and heavy financial need on the basis of all of the facts and circumstances of which proof is provided by the Participant.

15.           Section 8.02(c) (iii) is amended in its entirety, effective as of January 1, 2005, to read as follows:

(iii)          The Participant is prohibited from making Deferred Cash Contributions to the Plan and from making elective deferrals, within the meaning of Section 402(g)(3) of the Code, or otherwise making employee contributions to or under all other plans of the Employer and Affiliates, under the terms of such plans or by means of an otherwise legally enforceable agreement for the required suspension period.  For Hardship withdrawals made prior to January 1, 2002, the required suspension period shall be a period of 12 months from the date of the distribution; for Hardship withdrawals made subsequent to December 31, 2001, the required suspension period shall be a period of 6 months from the date of the distribution; for Hardship withdrawals made subsequent to December 31, 2005, the required suspension period shall be a period of 6 months or, if longer, such other period that is specified under the terms of the other plan, from the date of the distribution.  For purposes this paragraph, the phrase “all other plans of the Employer and Affiliates” shall include  stock purchase plans, including any “employee stock purchase plan” described in Section 423(b) of the Code, qualified and non-qualified deferred compensation plans, and such other plans as may be designated under Regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans, any mandatory employee contribution portion of a defined benefit plan, or, for Hardship withdrawals made subsequent to September 29, 2005, incentive compensation that is eligible for deferral under the IBM Executive Deferred Compensation Plan.  Notwithstanding the foregoing, no suspension of employee contributions to the IBM Executive Deferred Compensation Plan will occur during 2005.

16.           Section 8.02(c) is further amended, effective as of January 1, 2005, by adding at the end thereof the following new clause (v):

(v)           The Participant certifies, and the Plan Administrator has no knowledge to the contrary, that the financial need described in subsection (b) cannot reasonably be relieved (A) through reimbursement or compensation by insurance or otherwise; (B) by liquidation of the Participant’s assets; (C) by cessation of elective contributions or employee contributions under the Plan; (D) by other currently available distributions (including distribution of ESOP dividends under Section 404(k) of the Code) and nontaxable (at the time of the loan) loans, under plans maintained by the Employer and Affiliates or by any other employer; or (E) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

17.           Section 10.08 is amended in its entirety, effective as of January 1, 2005, to read as follows:

(a)           Except as provided in subsection (b), in the event of the death of a Participant who has not received a complete distribution of his Account, the entire balance of his Account shall be paid in a lump sum to the Participant’s Beneficiary.

(b)           In the event that the Beneficiary of a deceased Participant, with respect to any portion of the Participant’s Account is a minor child, then any distribution of such portion of the deceased Participant’s Account shall be made only to the guardian of such minor child, upon presentation of proof of guardianship satisfactory to the Plan Administrator.

18.           Section 10.09 is amended, effective as of January 1, 2005, by adding at the end thereof the following new subsection (f):

(f)            For purposes of subsection (b), if a Participant has married a person of the same gender as the Participant, in accordance with and as recognized under the laws of the state in which such marriage was performed, and who resides in a state which recognizes such marriage, then the person to whom such Participant is married shall be deemed his spouse.

19.           Section 10.10(b) is amended in its entirety, effective as of January 1, 2005, to read as follows:

(b)           Notwithstanding the provisions of Section 10.11, the Plan Administrator may direct that the balance of a deceased Participant’s Account shall be invested in the Investment Fund that is designated by the Committee for purposes of Section 5.02(b), at any time during the period in which the distribution of the Participant’s Account is pending, including, without limitation, the period required to make a determination in accordance with subsection (a), or to comply with the provisions of Section 10.08(b).

20.           Section 13.02 is amended, effective as of January 1, 2006, by adding at the end thereof the following new subsection (f):

(f)(i)        In advance of, and in preparation for the implementation of, any transaction pursuant to subsection (b) or subsection (c) in which assets and liabilities of the Plan shall be transferred to any other plan that is qualified under Section 401(a) of the Code, the Plan Administrator may direct that the portion of any Investment Fund that is attributable to the Accounts that will be included in such transfer shall be segregated in a sub-fund that shall be accounted for separately from and after the date of such segregation.

(ii)           The amount allocated to a sub-fund established pursuant to paragraph (i) shall be determined on the basis of the market value of the assets of the Investment Fund as of the date of such segregation, provided, however, that if the Investment Fund is a Stable Value Fund, then the rights under the guaranteed investment contracts and benefit-responsive contracts held in such Stable Value Fund shall be allocated to the sub-fund on the basis of the contract value of such Stable Value Fund prior to such segregation.

(iii)          Any election pursuant to Section 5.02 or 5.04 to invest any portion of his contributions in, or to reallocate any portion of his Account to, an Investment Fund in which a sub-fund has been segregated pursuant to paragraph (i), by a Participant whose Account has been allocated to the sub-fund, shall be deemed to be an election to invest contributions in, or to reallocate his Account to, such sub-fund.

(iv)          No Participant whose Account will not be included in the transfer in preparation for which a sub-fund has been segregated pursuant to paragraph (i) shall be permitted to invest any portion of his Account in such sub-fund.

21.           The Plan is amended, effective as of January 1, 2005, by the adding at the end thereof the following new Appendix H:

APPENDIX H.

SPECIAL RULES APPLICABLE TO PARTICIPANTS IN

NONQUALIFIED DEFERRED COMPENSATION PLANS

A.            Notwithstanding the provisions of Section 4.04 and 4.05, for a Participant who is an Executive and who has made a salary deferral election under the Employer’s Executive Deferred Compensation Plan that is in effect on March 15, 2005, any change in his election pursuant to Section 4.01(a),  as in effect on March 15, 2005, that is made during the period commencing on March 16, 2005 and ending on December 31, 2005 will not be effective until January 1, 2006.

B.            Notwithstanding the provisions of Section 4.04 and 4.05, for a Participant who is an Executive and who has made a salary deferral election under the Employer’s Executive Deferred Compensation Plan that is in effect on January 1 of any calendar year beginning after December 31, 2005, any change in his election pursuant to Section 4.01(a), as in effect on January 1 of such calendar year, that is made at any time during such calendar year will not be effective until January 1 of the following calendar year.

C.            Notwithstanding the provisions of Section 4.04 and 4.05, for a Participant who is an Executive, who is not subject to the provisions of Paragraph B of this Appendix H and who makes an initial salary deferral election under the Employer’s Executive Deferred Compensation Plan, any change in his election pursuant to Section 4.01(a), as in effect on the date of such initial salary deferral election, that is made at any time during the remainder of the calendar year in which such initial salary deferral election was made will not be effective until January 1 of the following calendar year.

22.           The Plan is amended effective as of August 28, 2005, by adding at the end thereof  the following new Appendix I:

APPENDIX I:

SPECIAL PROVISIONS FOR

QUALIFIED HURRICANE KATRINA DISTRIBUTIONS

                The provisions of this Appendix I shall be effective as of August 28, 2005.

A.            For purposes of this Appendix I, the term “Qualified Individual” means a Participant whose principal place of abode as of August 28, 2005 was located in the Hurricane Katrina disaster area, as defined in Section 2(1) of the Katrina Emergency Tax Relief Act of 2005 (“KETRA”)  and who sustained an economic loss by reason of Hurricane Katrina.

B.            For purposes of this Appendix I, the term “Qualified Hurricane Katrina Distribution” shall mean a distribution made to a Participant who is a Qualified Individual during the period beginning on August 28, 2005 and ending on December 31, 2006, provided however, that a distribution shall not be a Qualified Hurricane Katrina Distribution to the extent that the sum of such distributions and all previous Qualified Hurricane Katrina Distributions made to such Participant from the Plan and any other qualified plan maintained by the Employer or an Affiliate exceeds $100,000.

C.            A Qualified Individual shall be permitted to receive a Qualified Hurricane Katrina Distribution upon application to the Plan Administrator at such time, in such manner, and subject to such rules as the Plan Administrator shall prescribe, which rules shall be applied to all Participants who are Qualified Individuals on a uniform and nondiscriminatory basis.

23.           In accordance with the provisions of Section 5.02(b) and Section 13.01(b), the Investment Fund maintained under the Plan that (i) is a Stable Value Fund, and (ii) has the largest contract value of any such Fund as of any date on which contributions are to be allocated, as determined without taking into account any Fund to which contributions may not then be allocated pursuant to a restriction imposed by the Plan Administrator in accordance with Section 5.05(b) or 13.02(f), is designated as the Fund in which shall be invested all contributions made by or on behalf of any Participant who has failed to make an investment election in accordance with Section 5.02(a).